Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-55890 and 33-57840) of Boston Edison Company of our report dated January 31, 2002, except as to Note B(2), for which the date is March 22, 2002,relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 31, 2002